Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Stock Plan, 2021 Long-Term Incentive Plan, and Employee Stock Purchase Plan of Credo Technology Group Holding Ltd of our report dated August 12, 2021, with respect to the consolidated financial statements of Credo Technology Group Holding Ltd included in Amendment No. 1 to the Registration Statement on Form S-1 (Form S-1 No. 333-261982) and related Prospectus of Credo Technology Group Holding Ltd, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
January 26, 2022